UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2017

SORRENTO THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36150	33-0344842
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4955 Directors Place

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 210-3700

9380 Judicial Drive

San Diego, CA 92121

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 27, 2017, Sorrento Therapeutics, Inc. (“Sorrento”) entered into a Share Purchase Agreement (the “Purchase Agreement”) with TNK Therapeutics, Inc., a majority-owned subsidiary of Sorrento (“TNK”), Virttu Biologics Limited (“Virttu”), the shareholders of Virttu (the “Virttu Shareholders”) and Dayspring Ventures Limited, as the representative of the Virttu Shareholders (“Dayspring”) pursuant to which, among other things, TNK acquired from the Virttu Shareholders 100% of the outstanding ordinary shares of Virttu (the “Acquisition”).

The total value of the consideration payable to the Virttu Shareholders in the Acquisition is equal to $25 million, less Virttu's net debt (the “Adjusted Base Consideration”), plus up to an additional $10 million contingent upon the achievement of certain regulatory milestones (as described below) (the “Regulatory Approval Consideration”).

At the closing of the Acquisition (the “Closing”), Sorrento issued to the Virttu Shareholders an aggregate of 797,081 shares (the “Closing Shares”) of the common stock of Sorrento (the “Sorrento Common Stock”) based on a price of $5.55 per share, and has agreed to pay the Virttu Shareholders an aggregate of approximately $557,000 in cash within 30 days of Closing (the “Cash Consideration”). The aggregate of the Closing Shares and the payment of the Cash Consideration satisfies TNK’s obligation to pay 20% of the Adjusted Base Consideration at the Closing.

Under the terms of the Purchase Agreement, upon TNK’s first issuance and sale of shares of its capital stock on a bona fide, arm’s length basis completed after the date of the Purchase Agreement and prior to the date that is 12 months from the date of the Closing (the “Financing Due Date”) for the principal purpose of capital-raising resulting in gross proceeds to TNK (individually or in the aggregate) of at least $50 million (a “Qualified Financing”), TNK will issue to the Virttu Shareholders an aggregate number of shares of its capital stock (“TNK Capital Stock”) as is equal to the quotient obtained by dividing 80% of the Adjusted Base Consideration by the lowest per share price paid by investors in the Qualified Financing (the “TNK Financing Consideration”); provided, however, that 20% of the TNK Financing Consideration shall be held in escrow until the Financing Due Date, to be used to, among other things, satisfy the indemnification obligations of the Virttu Shareholders.

In the event that a Qualified Financing does not occur, then on the Financing Due Date, Sorrento will issue to the Virttu Shareholders an aggregate number of shares of Sorrento Common Stock as is equal to the quotient obtained by dividing 80% of the Adjusted Base Consideration, by $5.55 (as adjusted, as appropriate, to reflect any stock splits or similar events affecting the Sorrento Common Stock after the Closing).

Additionally, under the terms of the Purchase Agreement, within 45 business days after Virttu becomes aware that certain governmental bodies in the United States, the European Union, the United Kingdom or Japan have approved for commercialization, on or before October 26, 2024, Seprehvir (or any enhancement, combination or derivative thereof) as a monotherapy or in combination with one or more other active components (each of the first two such approvals by a governmental body being a “Regulatory Approval”), TNK shall pay half of the Regulatory Approval Consideration to the Virttu Shareholders, in a combination of (a) up to $5.0 million in cash (the “Regulatory Approval Cash”) and/or (b) (i) such number of shares of Sorrento Common Stock as is equal to the quotient obtained by dividing $5.0 million less the Regulatory Approval Cash (the “Regulatory Approval Share Value”) by the 30 Day VWAP (as defined below) of one share of Sorrento Common Stock; (ii) if TNK has completed its first public offering of TNK Capital Stock, the number of shares of TNK Capital Stock as is equal to the quotient obtained by dividing the Regulatory Approval Share Value by the 30 Day VWAP of one share of TNK Capital Stock; or (iii) such number of shares of common stock of a publicly traded company as is equal to the quotient obtained by dividing the Regulatory Approval Share Value by the volume weighted average price of the relevant security, as reported on the Nasdaq Capital Market (or other principal stock exchange or securities market on which the shares are then listed or quoted) for the thirty trading days immediately following the receipt of Regulatory Approval (the “30 Day VWAP”), with the composition of the Regulatory Approval Consideration to be at TNK’s option. In order for a second regulatory approval to qualify as a Regulatory Approval under the Purchase Agreement, the second approval must be granted by a different governmental body in a different jurisdiction than that which granted the first Regulatory Approval.

The Purchase Agreement contains customary representations, warranties and covenants of Sorrento, TNK, Virttu and the Virttu Shareholders. Subject to certain customary limitations, Dayspring has agreed to indemnify TNK, its affiliates, stockholders, officers, directors, managers, employees, agents, partners, representatives, successors and assigns against certain losses related to, among other things, breaches of Virttu’s and the Virttu Shareholders’ representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

In connection with the Acquisition, on April 27, 2017, Sorrento and the Virttu Shareholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, Sorrento agreed to prepare and file one or more registration statements with the Securities and Exchange Commission (the “SEC”) for the purpose of registering for resale the Closing Shares, any additional shares of Sorrento Common Stock that may be issued by Sorrento in the event that a Qualified Financing is not consummated in accordance with the Purchase Agreement and any additional shares of Sorrento Common Stock that may be issued by Sorrento in the event that one or more of the Regulatory Approvals is obtained (collectively, the “Securities”). Under the Registration Rights Agreement, Sorrento must file a registration statement with the SEC registering all of the Closing Shares for resale by no later than May 4, 2017, and Sorrento will also be required to file one or more additional registration statements registering any other Securities for resale within five business days of the issuance thereof.

The foregoing summaries of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement and the Registration Rights Agreement that are filed herewith as Exhibit 2.1 and Exhibit 4.1, respectively.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Sorrento or its business, and should be read in conjunction with the disclosures in Sorrento’s periodic reports and other filings with the SEC.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 of this Current Report on Form 8-K, on April 27, 2017, TNK completed the acquisition of 100% of the ordinary shares of Virttu pursuant to the Purchase Agreement. The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01 in its entirety.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Closing Shares were offered and sold on April 27, 2017, and the other Securities will be offered and sold, if applicable, to the Virttu Shareholders in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Virttu Shareholders represented that such Virttu Shareholder was an “accredited investor,” as defined in Regulation D under the Securities Act, and was acquiring the Closing Shares, and will acquire the other Securities, if applicable, for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Closing Shares and other Securities have not been registered under the Securities Act and the Closing Shares and other Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of Sorrento.

Item 8.01.	Other Events.

On April 28, 2017, Sorrento issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Acquisition.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1+	Share Purchase Agreement, dated April 27, 2017, by and among Sorrento Therapeutics, Inc., TNK Therapeutics, Inc., Virttu Biologics Limited, the shareholders of Virttu Biologics Limited and Dayspring Ventures Limited, as representative of the shareholders of Virttu Biologics Limited.
4.1	Registration Rights Agreement, dated April 27, 2017, by and among Sorrento Therapeutics, Inc. and the persons party thereto.
99.1	Press release, dated April 28, 2017.

+ Non-material schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SORRENTO THERAPEUTICS, INC.

Date: April 28, 2017	By:	/s/ Henry Ji, Ph.D.
		Name:	Henry Ji, Ph.D.
		Title:	President and Chief Executive Officer